UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26551 West Agoura Road
 Calabasas, CA 91302
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (818) 878-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2010, On Assignment, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices in Calabasas, California.  A total of 36,406,367 shares of the Company’s common stock were entitled to be voted as of April 15, 2010, the record date for the Annual Meeting.   There were 34,451,973 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on four proposals.  Below is a summary of the proposals and corresponding votes.

Proposal 1.  Election of Director

The first proposal was the election of one Class III member of the Board of Directors to hold office until the 2013 annual meeting of stockholders or until his successor is duly elected and qualified. Senator Brock, the Class III member of the Board of Directors, was elected receiving votes as follows:

Nominee	For	Withheld
Sen. William E. Brock	16,792,450	16,112,118

There were 1,547,405 broker non-votes on this proposal.

Proposal 2.  Adoption of the On Assignment 2010 Incentive Award Plan

The second proposal was the adoption of the On Assignment 2010 Incentive Award Plan.  The On Assignment 2010 Incentive Award Plan was approved by the Company’s stockholders as follows:

For	Against	Abstain
18,868,146	13,464,341	572,081

There were 1,547,405 broker non-votes on this proposal.

Proposal 3.  Adoption of the On Assignment 2010 Employee Stock Purchase Plan

The third proposal was the adoption of the On Assignment 2010 Employee Stock Purchase Plan. The On Assignment 2010 Employee Stock Purchase Plan was approved by the Company’s stockholders as follows:

For	Against	Abstain
31,791,774	549,514	563,280

There were 1,547,405 broker non-votes on this proposal.

Proposal 4.  Appointment of Independent Auditors

The fourth proposal was the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2010 fiscal year. The appointment was ratified by the Company’s stockholders as follows:

For	Against	Abstain
34,246,875	200,099	4,999

There were no broker non-votes on this proposal.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.
Date: June 7, 2010	By:	/s/ James L. Brill
Sr. Vice President of Finance and
Chief Financial Officer